CGA GROUP, LTD.

                 FOUNDERS' COMMON STOCK SUBSCRIPTION AGREEMENT

                           Dated as of June 12, 1997
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                                 CGA GROUP, LTD.

                  FOUNDERS' COMMON STOCK SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT, dated as of June 12, 1997 (this "Agreement"), among CGA Group, Ltd., a company with limited liability organized under the laws of Bermuda (together with its successors and permitted assigns, the "Company") and CGA Funding, L.P., a limited partnership organized under the laws of Delaware and the other signatories hereto (collectively, with successors and permitted assigns, the "Purchasers").

     WHEREAS, the Purchasers wish to subscribe for and purchase, and the Company wishes to issue and allot to the Purchasers, shares of common stock of the Company ("Common Stock") on the terms set forth herein;

     WHEREAS, the Company will use a substantial portion of the proceeds of the Purchasers' subscriptions to capitalize the Company's subsidiaries, Commercial Guaranty Assurance, Ltd. ("CGA") and CGA Investment Management, Inc. ("CGAIM" and together with CGA, the "Initial Subsidiaries") as described in the Amended and Restated Confidential Private Placement Memorandum, dated April 9, 1997 (together with any amendments, modifications or supplements thereto as may be made from time to time prior to the Closing Date, the "Private Placement Memorandum");

     WHEREAS, CGA Funding, L.P. will dissolve as of the Closing Date (as defined below) and will distribute immediately following the Closing hereunder (the "Distribution") all of the Common Stock purchased by it hereunder to its general partner and each of its limited partners (collectively, "Founders," individually, "Founder") as listed in Schedule 1 hereto, under the terms set forth in the Agreement of Limited Partnership of CGA Funding, L.P., as amended (the "Founders' Partnership Agreement");

     In consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

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                                    ARTICLE I

                  AUTHORIZATION; SUBSCRIPTION FOR COMMON STOCK

     Section I.1 The Common Stock. The Company has authorized the issuance and sale pursuant to this Agree-ment of up to 1,272,043 shares of Common Stock, each having such rights, restrictions, and privileges as are contained in or accorded by (i) the Memorandum of Association of the Company in the form attached hereto as Annex I (the "Memorandum of Association"), (ii) the Bye-laws of the Company, in the form attached hereto as Annex II and all appendices and exhibits thereto (the "Bye-laws"), (iii) the Shareholders Agreement, to be dated as of the Closing Date (as defined herein) among the Company, the other parties named therein, in the form attached hereto as Annex III (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Shareholders Agreement") and (iv) this Agreement. Subject to the terms and conditions hereof, the Common Stock will be issued on the Closing Date.

     Section I.2 The Subscription for Common Stock. Subject to the terms and conditions of this Agreement, each of the Purchasers hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2 hereto for the portion of the aggregate purchase price specified in Article II hereof set forth opposite such Purchaser's name on Schedule 2 hereto. No Purchaser shall be obligated to purchase any of the Common Stock unless the conditions set forth in Article III hereof shall have been satisfied or waived by such Purchaser on or prior to the Closing Date. The Company shall not be obligated to sell any of the Common Stock to the Purchasers unless the conditions set forth in Article IV hereof shall have been satisfied or waived on by the Company or prior to the Closing Date.

                                   ARTICLE II

                                     CLOSING

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as follows:

          (i) On the basis of the representations and warranties herein set forth, the Company will sell to the Purchaser, and the Purchasers will purchase from the Company, at the Closing on June 17, 1997 or such later date (not later than June 30, 1997) as the Company may designate upon not less than five Business Days (as defined in the Investment Units Subscription

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     Agreement) prior written notice, delivered by facsimile, to the Purchasers
     (the "Closing Date"), 1,272,043 shares of Common Stock for the consideration of a purchase price of U.S. $6,360,215, consisting of cash, notes and certain capitalized organizational and formation costs (the "Purchase Price"), to be paid on the Closing Date.

          (ii) At the Closing, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties herein set forth, the Company will deliver to, or at the direction of, each of the Purchasers, or a representative thereof, a certificate or certificates registered in the name of such Purchaser (or such other name as may be indicated in writing to the Company prior to the Closing Date) representing the shares of Common Stock to be purchased by such Purchaser, against payment of the Purchase Price by such Purchaser. Where such payment includes some portion of cash, such payment will be made by wire transfer of immediately available funds to an account specified to such Purchaser by the Company at least three (3) Business Days prior to the Closing Date. The Closing will take place at the offices of Conyers Dill & Pearman in Hamilton, Bermuda at 10:00 a.m., Bermuda time, on the Closing Date.

                                   ARTICLE III

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

     The obligation of each Purchaser to purchase Common Stock under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     Section III.1 Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     Section III.2 Performance of Agreements; Regulatory Approvals; Credit Rating. (i) The Company shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

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     (ii) The Company and CGA shall have obtained all consents and approvals of regulatory bodies and authorities in Bermuda necessary on the Closing Date for CGA to carry on the business of an insurer and a reinsurer, and CGAIM shall have obtained all consents and approvals of regulatory bodies and authorities in the United States necessary on the Closing Date for CGAIM to carry out its business. (It being understood that any such consent or approval that is conditioned solely on the capitalization of the Company or either of the Initial Subsidiaries and/or the consummation of the transactions contemplated hereby (other than a purchase pursuant to the Commitments (as defined in the Investment Units Subscription Agreement)) shall be considered "obtained" for the purposes of this Agreement.

     (iii) CGA shall have received a letter from Duff & Phelps Credit Rating Company ("DCR") dated as of the Closing Date to the effect that CGA will receive evidence of its AAA claims paying ability rating from DCR upon the consummation of the transactions (other than a purchase pursuant to the Commitments) contemplated hereby, by the Series A Preferred Stock Subscription Agreement, dated as of or prior to the Closing Date, among the Company and the investors named therein (the "Series A Subscription Agreement") and by the Investment Units Subscription Agreement, which letter shall not have other conditions which need to be satisfied in order for CGA to receive a AAA claims paying ability rating from DCR. The Commitments shall be supported by supplemental obligations as contemplated by the Private Placement Memorandum and the Investment Units Subscription Agreement as in effect on the Closing Date.

     (iv) The Minister of Finance of Bermuda ("Minister") shall have granted to each of CGA and the Company a tax assurance (as described in the Private Placement Memorandum) pursuant to the Exempt Undertakings Tax Protection Act, 1966 of Bermuda.

     (v) The Minister, through the offices of the Registrar of Companies, has delivered to CGA a written approval, dated January 23, 1997, authorizing CGA to reduce by 15% or more its total statutory capital as set out in its previous year's financial statements, subject to such conditions as are attached to the approval, and the Minister's approval shall not have been revoked, amended or supplemented and a true, correct and complete copy of such Minister's approval shall have been delivered to the Purchasers at the Closing.

     Section III.3 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, dated the Closing Date, of the Chief Executive Officer of the

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Company, to the effect that the conditions specified in Sections 3.1 (other than with respect to the representations and warranties of the Purchasers), 3.2 , 3.4, 3.5, 3.8 and 3.9 have been fulfilled.

     Section III.4 Bye-laws. The Bye-laws of the Company shall have been adopted by the Company in the form attached as Annex II hereto.

     Section III.5 Other Agreements. The Purchasers have been provided with access to, and, if requested, true and correct copies of, the other closing documents listed on Annex VI hereto (the "Other Closing Documents") including all exhibits, schedules and disclosure letters referred therein, and all amendments thereto.

     Section III.6 Opinion of Conyers Dill & Pearman. Conyers Dill & Pearman, Bermuda special counsel for the Company, shall have delivered to the Purchasers an opinion dated the Closing Date in substantially the form attached as Annex IV hereto.

     Section III.7 Opinion of Dewey Ballantine. Dewey Ballantine, special counsel for the Company, shall have delivered to the Purchasers an opinion dated the Closing Date in substantially the form attached as Annex V hereto.

     Section III.8 Aggregate Funding. The total number of the shares of Common Stock purchased by the Purchasers shall be not less than 1,272,043 shares, the total number of Investment Units (as defined in the Investment Units Subscription Agreement) and shares of Series A Preferred Stock of the Company purchased by other investors shall be not less than 1,600,000 Investment Units and 2,600,000 shares, respectively, and the Company shall have received Commitments and gross proceeds from the sale of the Common Stock, the Investment Units and the Series A Preferred Stock of not less than U.S. $210,500,000. The Common Stock has been duly authorized and issued to the Purchasers.

     Section III.9 St. George. Each of the St. George Holdings, Ltd. Class A-SG Non-Voting Ordinary Shares and Class B-SG Voting Ordinary Shares Subscription Agreement, dated as of the Closing Date (the "St. George Subscription Agreement"), among St. George Holdings, Ltd. ("St. George") and the investors named therein (the "St. George Investors") and the Credit Agreement, dated as of the Closing Date (the "Credit Agreement"), among St. George Investments I, Ltd., as borrower, Thames Asset Global Securitization No. 1, Inc., as lender, and other parties thereto, shall have been executed by the parties thereto and delivered in escrow pending completion of the closing in

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connection therewith and the Closing. The Credit Agreement will provide, subject to certain conditions, for the establishment on the Closing Date of a $100 million Credit Facility for the benefit of St. George and a commercially reasonable best efforts obligation to syndicate an additional $400 million credit facility for the benefit of St. George. The transactions contemplated by the St. George Subscription Agreement and the Credit Agreement, which are transactions to be completed on or prior to the Closing Date, shall have been completed or will be completed simultaneously with the Closing.

     If at or prior to the Closing all of the conditions of this Article III have not been satisfied, any Purchaser may elect to waive such conditions or to be relieved of all further obligations hereunder.

                                   ARTICLE IV

                                CONDITIONS TO THE
                              COMPANY'S OBLIGATIONS

     The obligation of the Company to issue and sell the Common Stock under this Agreement is subject to the satisfaction at the Closing Date of each of the following conditions:

     Section IV.1 Accuracy of Representations and Warranties. All representations and warranties of each Purchaser contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     Section IV.2 Performance of Agreements. Each Purchaser shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date and each such Purchaser shall notify the Company prior to the Closing Date if the foregoing condition cannot be fulfilled by such Purchaser.

     Section IV.3 Bye-laws. The Bye-laws of the Company shall have been adopted by the Company in the form attached as Annex II hereto.

     Section IV.4 Other Agreements. The Shareholders Agreement shall have been executed and delivered in escrow pending completion of the Closing by the parties thereto in the form attached as Annex III hereto. Each of the Other Closing Documents shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Company.

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     Section IV.5 Payment for the Common Stock. Each Purchaser shall have delivered to the Company and the Company shall have received full payment of the Consideration. Where such payment for the Purchase Price of the Common Stock includes some portion of cash, such payment will be made by wire transfer to the Company of immediately available funds.

     Section IV.6 Aggregate Funding. The total number of shares of Common Stock purchased by the Purchasers shall be not less than 1,272,043 shares, and the Company shall have received gross proceeds from such sale, in the form of cash, notes and certain capitalized organizational and formation costs, of not less than U.S. $6,360,215.

                                    ARTICLE V

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to each of the Purchasers as of the date of this Agreement and as of the Closing Date as follows:

     Section V.1 Due Organization, Valid Existence and Authority of the Company and the Initial Subsidiaries. (a) The Company has been duly incorporated and is validly existing under the laws of Bermuda. Upon completion of the Closing, the Company will have full right, power and authority to carry on its business as conducted and as proposed to be conducted as described in the Private Placement Memorandum. The Company has full right, power and authority to enter into this Agreement and the Other Closing Documents to which the Company is a party and perform its obligations hereunder. The Memorandum of Association, in the form attached hereto as Annex I, is a true and complete copy of the Memorandum of Association of the Company as in effect at the date of this Agreement, and no amendment to such Memorandum has been proposed or adopted. At the Closing, the Bye-laws of the Company will be in the form attached hereto as Annex II. Upon completion of the Closing, the Company will not own any interest in or control, directly or indirectly, any other corporations, partnerships or other entities, other than the Initial Subsidiaries.

     (b) Each of the Initial Subsidiaries has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation. Upon completion of the Closing and the closings under the Series A Subscription Agreement, the Investment Units Subscription Agreement, and the use of proceeds therefrom as described in the Private Placement Memorandum, each Initial Subsidiary will have the

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right, power and authority to carry on its business as proposed to be conducted as described in the Private Placement Memorandum.

     Section V.2 Authorization and Validity of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (together, the "Creditor and Enforceability Exceptions"). Each of the Other Closing Documents to which the Company is a party has been duly authorized by the Company, and, when executed and delivered by the Company at the Closing, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Creditor and Enforceability Exceptions.

     Section V.3 Capitalization. The sale and issuance of the Common Stock has been duly authorized by the Company and, upon payment for the Common Stock in accordance with Article II hereof, the Common Stock will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable in respect of the holding of the Common Stock). Except as contemplated by the Company's Memorandum of Association and Bye-laws, the Shareholders Agreement to be dated on or prior to the Closing Date, the Common Stock Warrant Acquisition Agreement in substantially the form attached as Annex VI to the Series A Subscription Agreement, the Sponsoring Investors and Founders Stock Warrant Plan and the Employee Stock Warrant Plan in substantially the form attached as Annex X to the Series A Subscription Agreement, and this Agreement, each of the Company and the Initial Subsidiaries does not, and on the Closing Date will not, have any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character obligating it to issue any of its shares or any securities convertible into or exchangeable for, or evidencing the right to purchase or obtain, any of its shares or any agreements or understandings with respect to the voting, sale or transfer of any of its shares or any securities convertible into or exchangeable for or evidencing the right to purchase or obtain any of its shares. The Company shall reserve such shares of capital stock as may be purchased upon drawdown on the Commitments. The Common Stock shall conform in all material respects to the description of such securities provided in the Private Placement Memorandum.

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     Section V.4 No Conflict with Other Instruments; No Approvals Required
Except as Have Been Obtained. (i) The execution and delivery of this Agreement and the Other Closing Documents to which the Company is a party by the Company and compliance by the Company with the terms and conditions hereof and thereof, will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Company or any affiliate thereof, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company or any affiliate thereof under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Company or any affiliate thereof pursuant to the Memorandum of Association or Bye-laws of the Company or the organizational documents of such affiliate, as the case may be, or any order, judgment, decree, law, ordinance or regulation applicable to the Company or such affiliate, as the case may be, or any contract, instrument, agreement or restriction to which the Company or such affiliate, as the case may be, is a party or by which the Company or such affiliate, as the case may be, or any of its assets or properties is bound. Except where the Company is obliged to obtain Bermuda governmental approvals that have been obtained, neither the Company or any affiliate thereof, nor any of the Company's or any of its affiliates' respective assets or properties is subject to any charter, bye-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent the Company from entering into this Agreement or the Other Closing Documents to which the Company is a party or from consummating the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof.

     (ii) The execution and delivery of the Other Closing Documents to which each of the Initial Subsidiaries is a party by such Initial Subsidiary and compliance by such Initial Subsidiary with the terms and conditions thereof, will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to such Initial Subsidiary or any affiliate thereof, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such Initial Subsidiary or any affiliate thereof under, or result in the creation of any claim, lien, charge or encumbrance upon any

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of the properties, assets or businesses of such Initial Subsidiary or any affiliate thereof pursuant to the Memorandum of Association, Articles of Incorporation or Bye-laws, as the case may be, of such Initial Subsidiary or the organizational documents of such affiliate, as the case may be, or any order, judgment, decree, law, ordinance or regulation applicable to the Initial Subsidiary or such affiliate, as the case may be, or any contract, instrument, agreement or restriction to which such Initial Subsidiary or such affiliate, as the case may be, is a party or by which such Initial Subsidiary or such affiliate, as the case may be, or any of its assets or properties is bound. Except where such Initial Subsidiary is obliged to obtain Bermuda governmental approvals that have been obtained, neither such Initial Subsidiary or any affiliate thereof nor any of such Initial Subsidiary's or its affiliates' respective assets or properties is subject to any charter, bye-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent such Initial Subsidiary from entering into the Other Closing Documents to which such Initial Subsidiary is a party or from consummating the transactions contemplated thereby in accordance with the terms thereof.

     Section V.5 Regulatory Filings; Compliance with Law. Upon completion of the Closing and the closings under the Series A Subscription Agreement and the Investment Units Subscription Agreement, and the use of proceeds therefrom as described in the Private Placement Memorandum, CGA will be authorized on the Closing Date under Bermuda law to conduct the business of selling insurance and reinsurance as contemplated by the Private Placement Memorandum and no further approvals of insurance regulatory or other authorities are required for the conduct of such business. Upon completion of the Closing, and the closings under the Series A Subscription Agreement and the Investment Units Subscription Agreement, and the use of proceeds therefrom as described in the Private Placement Memorandum, CGAIM will be authorized on the Closing Date or immediately thereafter under the applicable United States federal and state laws to conduct its business as contemplated by the Private Placement Memorandum and no further approvals of regulatory or other authorities are required for the conduct of such business. Upon completion of the Closing and the closings under the Series A Subscription Agreement and the Investment Units Subscription Agreement, and the use of proceeds therefrom as described in the Private Placement Memorandum, the Company and the Initial Subsidiaries will be in compliance with all applicable laws and regulations.

     Section V.6 Stamp Duties or Taxes. No Bermuda stamp, transfer or similar duties or taxes are payable in respect of the issuance of the Common Stock to the

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Purchasers pursuant to this Agreement and if any such taxes arise in connection with the execution of this Agreement, the Other Closing Documents, or the consummation of any of the transactions contemplated hereby or thereby, then the Company will pay such taxes.

     Section V.7 Private Offering of the Common Stock.

     (a) The offer and sale and the issuance and delivery of the Common Stock are intended to be exempt from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and from the registration provisions of the applicable state securities laws. Neither the Company nor anyone acting on its behalf has taken, or omitted to take, any action, with respect to the Common Stock or any securities similar to the Common Stock, or otherwise, that would bring the sale and issuance of the Common Stock within the provisions of Section 5 of the Securities Act or that would violate any blue sky laws of a state of the United States or securities law of any foreign jurisdiction (including Bermuda).

     (b) In the case of each offer or sale of the Common Stock, no form of general solicitation or general advertising was used by the Company or any person authorized to act on behalf of the Company, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (c) Neither the Company nor anyone acting on its behalf has taken, or omitted to take, any action, with respect to any other shares of the Company issued and sold by the Company that would bring the issuance and sale of such shares within the provisions of Section 5 of the Securities Act or that would violate any blue sky law of a state of the United States or securities law of a foreign jurisdiction (including Bermuda).

     (d) Except for (i) the issuance of shares of capital stock of the Company in connection with the initial organization of the Company (such shares shall be redeemed by the Company at the Closing) and (ii) the issuance of shares of capital stock by the Initial Subsidiaries to the Company, neither the Company nor any Initial Subsidiary has issued or sold, or agreed to issue or sell, any shares in the Company or any Initial Subsidiary to any persons other than to the Purchasers pursuant hereto and to the other investors pursuant to the subscription agreements contained in the Other Closing Documents.

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     Section V.8 The Private Placement Memorandum. The Private Placement
Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed herein or in the Private Placement Memorandum or any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date that, so far as the Company can now foresee, is reasonably likely to have a material adverse effect on the performance of obligations hereunder and under the Other Closing Documents by the Company and its Initial Subsidiaries, considered as a whole.

     Section V.9 Not an "Investment Company". Each of the Company and the Initial Subsidiaries is not, and when conducting business as contemplated by the Private Placement Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     Section V.10 Business Newly Formed. Each of the Company and its Initial Subsidiaries is newly formed, has neither conducted any business nor incurred any liabilities (other than organizational expenses with respect to the Company and the Initial Subsidiaries, expenses associated with establishing the businesses of the Initial Subsidiaries and expenses in connection with the offering and issuance of the securities of the Company and the Initial Subsidiaries), and has entered into no material agreements and incurred no liens or encumbrances on present or future assets or revenues, or any proceedings pending against, or to the Company's knowledge, threatened against or affecting it before any court, governmental authority, arbitration board or tribunal, in each of the foregoing cases, other than as disclosed in the Private Placement Memorandum or referred to herein or in an attachment hereto.

     Section V.11 Operating Company. At the time the Company issues any of the Common Stock pursuant to this Agreement, the Company shall be an "operating company" as defined in United States Department of Labor Regulation section 2510.3-101(c) issued under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company shall at all times thereafter conduct its activities so that it will continue to qualify as such an "operating company." As a result, pursuant to United States Department of Labor Regulation section 2510.3-101(a)(2)(i), at no time shall the assets of the Company constitute the assets of any Purchaser or any other shareholder of the Company for purposes of Title I of ERISA or section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code").

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     Section V.12 No U.S. Trade or Business and Not a Controlled Foreign
Corporation. The Company shall use its best efforts not to take, and to cause CGA not to take, any action which the Company has reason to believe could cause it or CGA to be considered engaged in the conduct of a trade or business in the United States (within the meaning of Code Section 864) or become a controlled foreign corporation (within the meaning of Code Section 957) ("CFC"); provided, however, that this Section 5.12 shall not apply to any action which affects the election of directors pursuant to Section 12 of the Bye-laws); provided, further, that it is hereby understood that the Company shall not be considered to violate this Section 5.12 in the event that (x) the board of directors of the Company (the "Board") shall, in its sole discretion, request the advice of counsel with respect to a proposed action and counsel determines that such action will more likely than not cause the Company or CGA to be engaged in the conduct of a trade or business in the United States or become a CFC and (y) such proposed action to be taken by the company receives the prior approval of 75% of the members of the Board then in office (for the sake of clarity, the foregoing imposes no obligation on the Company or the Board to seek the advice of counsel prior to taking any action unless the Company wishes to take advantage of this second proviso to this Section 5.12). It is hereby understood that this Section
5.12 does not alter any provision in the Company's Bye-laws and all actions taken in connection herewith must comply with such Bye-laws.

     Section V.13 Related Person Insurance Income. (a) The Company shall use its best efforts to cause CGA not to sell insurance or reinsurance to a U.S. person which is a shareholder of the Company ("U.S. Shareholder") or a related person (within the meaning of Section 953(c)(6) of the Code) to a U.S. Shareholder ("Related Person") and which would therefore generate related person insurance income (within the meaning of Section 953(c)(2) of the Code) ("RPII") if the Company knows that (i) 20% or more of CGA's gross insurance income in any taxable year will be RPII and (ii) persons which are directly or indirectly insured or reinsured by CGA ("Insureds") or Related Persons to Insureds own 20 percent or more of the stock of CGA ("Excess RPII"); provided, however, that it is hereby understood that the Company shall not be considered to violate this
Section 5.13(a) by virtue of such sale which the Company knows will generate Excess RPII if the Company receives the prior approval of 100% of the members of the Board then in office; provided, further, that it is hereby understood that this Section 5.13(a) does not alter any provision in the Company's Bye-laws and all actions taken in connection herewith must comply with such Bye-laws.

     (b) In the event that the Board shall have given prior authorization (as provided in subsection (a) of this Section 5.13) for CGA to sell insurance or reinsurance which the Company knows will generate Excess RPII for any tax year, unless a U.S. statute, a final regulation of the U.S. Treasury or a published ruling of the U.S. Internal Revenue Service issued after the Closing Date provides or establishes that subpart F insurance income (as defined in Code
Section 953) does not constitute unrelated business taxable income (as defined in Code Section 512), the Company shall so notify any U.S. Shareholder which is subject, pursuant to Code Section 511, to such tax not later than June 30 of the tax year in which the Company proposes that CGA generate Excess RPII.

     Section V.14 Operating Guidelines. Attached hereto as Annex VII is a true, correct and complete copy of the operating guidelines of the Company and the Initial Subsidiaries (the "Operating Guidelines"), which were adopted by all necessary corporate action of the Board at a duly called and convened meeting of the Board. The resolution(s) pursuant to which the Operating Guidelines were adopted provide(s) that the Operating Guidelines may only be amended or revoked pursuant to a resolution adopted by a two-thirds vote of the Board at a duly called and convened meeting of the Board. To the extent the Operating Guidelines are followed by the Company and the Initial Subsidiaries, (i) neither the Company nor CGA will be considered to be engaged in the conduct of a trade or business in the United States through a U.S. "permanent establishment" as defined in Article 3 of the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland (on behalf of the Government of Bermuda) relating to the Taxation of Insurance Enterprises and Mutual Assistance in Tax Matters and (ii) neither the Company nor any Initial Subsidiaries will be considered to be transacting the business of insurance in any state of the United States without appropriate licenses or approvals. The Company knows of no reason why it and the Initial Subsidiaries cannot now and will not in the future be able to continuously comply with the Operating Guidelines. The Company knows of no reason why compliance with the Operating Guidelines would result in the Company's inability to meet the projections set forth in the Private Placement Memorandum.

     Section V.15 Passive Foreign Investment Company. The Company shall use its best efforts to operate its business in such manner that neither the Company nor CGA will be considered a passive foreign investment company under Section 1296 of the Code.

     Section V.16 Use of Proceeds of the Offering of Common Stock. The Company shall use the net proceeds of this subscription (after payment of placement agent fees and other fees and expenses incurred by the Company in connection with the offering of the Series A Preferred Stock and the Investment Units to other investors and the organization and establishment of the Company and the Initial Subsidiaries, which fees and expenses shall be substantially as described in the Private Placement Memorandum) as capital to engage in the financial guarantee insurance business as described in the Private Placement Memorandum. On the Closing Date, CGA will be capitalized with U.S.$125,000,000 and will have received Acknowledgments with respect to each Investor's obligation under Section 1.3 of the Investment Units Subscription Agreement.

     Section V.17 Shareholders. Schedule 3 to this Agreement represents a true and complete list of the anticipated shareholders of the Company upon completion of the Closing and their respective anticipated shareholdings on the Closing Date.

     Section V.18 St. George Representations. The Company has no reason to believe that the representations and warranties given by St. George to the St. George Investors pursuant to the St. George Subscription Agreement are not true and complete as of the Closing Date.

     Section V.19 Bermuda Withholding Tax. The payment of dividends on or the making of distributions or redemption payments to any holder of the Common Stock will not be subject to any tax withholding requirement under current Bermuda tax law.

     Section V.20 No Events of Non-Compliance. No event has occurred or condition exists which, upon the consummation of transactions under this Agreement or any other Closing Document would constitute an Event of Non-Compliance (as defined in the Series A Preferred Stock Subscription Agreement) with or without notice or lapse of time or both.

     Section V.21 Registration Rights. Other than as provided in the Series A Preferred Stock Subscription Agreement and the Shareholders Agreement, the Company has not agreed to register any of its shares under the Securities Act.

     Section V.22 Letter Agreement with DCR. In connection with obtaining its AAA rating from DCR, the Company has entered into a letter agreement with DCR, dated as of the Closing Date, in substantially the form attached as Annex VIII hereto.

                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE PURCHASERS

     Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

     Section VI.1 Due Organization, Good Standing and Authority of the Purchaser and the Founders. Each of the Purchasers and any Founder, if a corporation, partnership, limited liability company, trust or other legal entity, is duly organized, validly existing and in good standing under the laws of such entity's jurisdiction or organization and not resident in Bermuda for Bermuda foreign exchange control purposes.

     Section VI.2 Authorization and Validity of Agreements. This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Creditor and Enforceability Exceptions. The Shareholders Agreement has been duly authorized by such Purchaser and, when executed and delivered by such Purchaser at the Closing, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Creditor and Enforceability Exceptions.

     Section VI.3 Legal Age. Any Purchaser or Founder, if a natural person, is of legal age in the state of such Purchaser's or Founder's residency.

     Section VI.4 Investment Intent. Such Purchaser is acquiring Common Stock for investment purposes only, and not with a view to, or for, the resale or other distribution thereof, in whole or in part; except for the Distribution (as defined in the recitals to this Agreement).

     Section VI.5 No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. The execution and delivery of this Agreement by such Purchaser and the compliance by such Purchaser with the terms and conditions hereof will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to such Purchaser, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such Purchaser under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such Purchaser pursuant to the Founders' Partnership Agreement (if applicable to such Purchaser) or any order, judgment, decree, law, statute, ordinance or regulation applicable to such Purchaser or any contract, instrument, agreement or restriction to which such Purchaser is a party or by which such Purchaser or any of such Purchaser's assets or properties is bound, other than any such (i) violation, (ii) failure to register, qualify, obtain approval or file, (iii) conflict, (iv) breach, termination or default, (v) acceleration, or (vi) creation of claim, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on such Purchaser's ability to consummate the transactions contemplated hereby. Neither such Purchaser nor any of such Purchaser's assets or properties is subject to any charter, by-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent such Purchaser from entering into this Agreement or from consummating the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof. Notwithstanding anything in this Agreement to the contrary, no representation or warranty is made by such Purchaser regarding compliance with ERISA or section 4975 of the Code, or the effect under ERISA or section 4975 of the Code of the execution and delivery of this Agreement, and the compliance by such Purchaser with the terms and conditions hereof or thereof.

     Section VI.6 Purchaser Awareness and Suitability. Such Purchaser acknowledges, agrees and is aware that:

          (i) An investment in the Common Stock involves a high degree of risk, including, without limitation, the risks identified under the caption "Risk Factors" in the Private Placement Memorandum, and such Purchaser may lose the entire amount of such Purchaser's investment and such Purchaser has the knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of purchasing the Common Stock;

          (ii) The Company has only recently been organized and has no financial or operating history;

          (iii) The Private Placement Memorandum contains a summary of certain United States and Bermuda tax consequences under current laws relating to
     (i) the United States federal income taxation of the Company and of U.S. Persons (as defined below) and non-U.S. Persons that own Common Stock of the Company and (ii) the Bermuda taxation of persons or entities not resident in Bermuda for exchange control purposes that own Common Stock of the Company. Positions of, and developments in rulings of, the United States Internal Revenue Service, court decisions or legislative or administrative actions may have an adverse effect on one or more of the tax benefits sought by the Company. Moreover, the Company retains the right to alter the conduct of its affairs in such a manner as to subject its business to United States federal and/or state taxation, subject to the limitations set forth in Section 5.12. The Private Placement Memorandum does not address the Bermuda taxation of any Founder resident in Bermuda for exchange control purposes or the taxation of any Founder by any jurisdiction other than the United States or Bermuda, which tax consequences may be significantly different from the tax consequences discussed in the Private Placement Memorandum. (For purposes of this Section 6.6, "U.S. Person" means an individual who is a citizen or resident of the United States, a corporation or partnership created or organized under the laws of the United States or any state thereof, an estate, the income of which, from non-United States sources and not effectively connected with the conduct of a trade or business in the United States, is includable in gross income for United States federal income tax purposes, or a trust, if (i) a court within the United States may exercise primary supervision of the trust, and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust);

          (iv) No Bermuda or United States federal or state regulatory authority or any foreign agency has passed upon the accuracy, adequacy, validity or completeness of the Private Placement Memorandum, this Agreement or made any finding or determination as to the fairness of an investment in the Common Stock;

          (v) Shares of the Common Stock are illiquid, and such Purchaser must bear the financial risk of investment in the Common Stock for an indefinite period of time, and such Purchaser represents and warrants that it has the financial ability to bear the financial risk of its investment, and such Purchaser has the capacity to protect its own interests in connection with the purchase of the Common Stock, and, subsequent to the Distribution, the investment of each Founder in the Company will not exceed ten percent (10%) of each such Founder's net worth;

          (vi) The Bye-laws of the Company and this Agreement contain substantial restrictions on the transferability of the Common Stock;

          (vii) There is no existing public or other market for the Common Stock, and it is not expected that any such market will develop. There can be no assurance that such Purchaser (and, subsequent to the Distribution, any Founder) will be able to sell or dispose of such Purchaser's or Founder's Common Stock. Without limiting the generality of the foregoing, in order not to jeopardize the exempt status of the offering hereunder of Common Stock under the Securities Act or under the securities laws of any other jurisdiction, the transferee of such Common Stock may, among other things, be required to fulfill the investor suitability requirements thereunder;

          (viii) The Common Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction, including any state of the United States and the Company is under no obligation to, and currently does not intend to, register or qualify the Common Stock for resale by such Purchaser or any Founder or assist such Purchaser or any such Founder in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction. An offer or sale of Common Stock by any such Purchaser or Founder in the absence of registration under such securities laws will require the availability of an exemption thereunder. A restrictive legend in substantially the form set forth in Section 7.1 hereof shall be placed on the certificates representing the Common Stock and a notation shall be made in the appropriate records of the Company indicating that the securities representing the Common Stock are subject to restrictions on transfer;

          (ix) Such Purchaser and, subsequent to the Distribution, the Founders, shall hold the Common Stock subject to this Agreement, the Bye-laws of the Company from time to time in effect and shall have voting rights with respect to the Common Stock as specified in the Bye-laws of the Company from time to time in effect and subject to applicable law;

          (x) It is intended that no person or entity may acquire or own, directly, indirectly or by attribution (within the meaning of Section 958 of the Code) 10% or more of the total combined voting power of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, as such voting power is described in the Bye-laws.

     Section VI.7 Accredited Investor Status. Such Purchaser hereby represents and warrants to the Company that it (and CGA Funding, L.P. represents and warrants that it and each Founder) qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act because such Purchaser (and each such Founder) is:

          (i) A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section
     (3)(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state of the United States, its political subdivisions, or an agency or instrumentality of such state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000; an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

          (ii) A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

          (iii) An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Investment Units, with total assets in excess of U.S.$5,000,000; or

          (iv) A director, executive officer or general partner of the Company;
     or

          (v) A natural person (a) who has had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with his or her spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (b) whose individual net worth, or joint net worth with his or her spouse, exceeds U.S.$1,000,000 at the time of the Closing. For the purposes of this Section 3.1(a)(i), "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities; or

          (vi) A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

          (vii) Any entity in which all of the equity owners are accredited investors. Section VI.8 Receipt of Information, Access to Information. Such
     Purchaser:

-------------

1 Notwithstanding anything to the contrary herein, for purposes of determining "net worth," the principal residence owned by an individual shall be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. "Institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more. For the purposes of this Section 3.1(a)(i), "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse); (i) the amount of any tax-exempt interest income under Section 103 of the Code, received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan, (v) alimony paid, and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

          (a) has been furnished with the Private Placement Memorandum, the Memorandum of Association, the form of Bye-laws of the Company, the Other Closing Documents, and any documents that may have been made available upon such Purchaser's request (such documents, other than the Private Placement Memorandum, being collectively referred to as the "Other Documents"), and such Founder has carefully read the Private Placement Memorandum and the Other Documents and understands and has evaluated the risks of a purchase of the Common Stock, including the risks set forth under the caption "Risk Factors" in the Private Placement Memorandum;

          (b) has been given the opportunity to ask questions of, and receive answers from, the Company and the Sponsoring Investors (as defined in the Company's Bye-laws) concerning the terms and conditions of the offering of Common Stock hereunder and other matters pertaining to an investment in the Common Stock, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of a purchase of the Common Stock to the extent the Company or the Sponsoring Investors possess such information, and has received all documents and information that it has requested relating to an investment in the Common Stock;

          (c) has not relied upon any representations or other information (whether oral or written) from the Company, any of the Sponsoring Investors, or their respective directors, officers or affiliates, or from any other persons, other than the representations contained in this Agreement and the information contained in the Private Placement Memorandum and the Other Documents; and

          (d) has carefully considered and has, to the extent such Purchaser believes such discussion necessary, discussed with its professional legal, financial and tax advisors, the suitability of an investment in the Common Stock for such Purchaser's particular financial and tax situation and has determined that such Purchaser's investment in Common Stock is suitable for such Purchaser.

     Section VI.9 Common Stock Ownership Limitations. To such Purchaser's knowledge, such Purchaser's purchase on the Closing Date of Common Stock pursuant to this Agreement, and the subsequent Distribution of the Common Stock to the Founders, will not cause any person or entity to own, subsequent to the Distribution, directly, indirectly or by attribution (within the meaning of Section 958 of the Code) 10% or more of the total combined voting power of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, as such voting power is described in the Bye-laws, or to be treated by virtue of its ownership of stock in the Company as indirectly or constructively owning on the Closing Date 10% or more of the voting power of all classes of capital stock of CGA entitled to vote. Such Purchaser may rely on the list of anticipated shareholders of the Company and their respective anticipated shareholdings set forth in Schedule 3 hereto for purposes of making this representation and warranty.

                                   ARTICLE VII

                            RESTRICTIONS ON TRANSFER

     The Common Stock shall not be transferable except upon the conditions specified in this Article VII, which are intended to insure compliance with the provisions of the Securities Act, applicable securities laws of other jurisdictions and Bermuda law in respect of the transfer of any Common Stock and are in addition to the conditions relating to the transfer of shares set forth in the Shareholders Agreement and the Company's Bye-laws.

     Section VII.1 Restrictive Legends. In addition to any other legend required by the Company's Bye-laws or applicable law, each certificate representing Common Stock shall (unless otherwise permitted by the provisions of this Article VII) be stamped or otherwise imprinted with a legend in substantially the following form:

          "Any sale, assignment, transfer, pledge or other disposition of the securities represented by this certificate is restricted by, and the rights of the holder of such securities are subject to, the terms and conditions contained in the Bye-laws of CGA Group, Ltd. (the "Company"), the Founders' Common Stock Subscription Agreement and the Shareholders Agreement, each dated as of June __, 1997, as they may be amended from time to time, which are available for examination by holders of these securities at the registered office of the Company. In addition to the foregoing restrictions, these securities have not been registered under the United States Securities Act of 1933 (the "Securities Act") or under the securities laws of any jurisdiction and may not be transferred, sold or otherwise disposed of unless a registration statement is in effect under the Securities Act and any applicable securities laws with respect to such securities or a written opinion of counsel acceptable to the Company is provided to the Company to the effect that no registrations are required under such securities laws. The prior approval of the Bermuda Monetary Authority is not required for any sale, assignment, transfer, pledge or other disposition of the securities represented by this certificate provided that any such sale, assignment, transfer, pledge or other disposition is between persons who are designated as non-esidents of Bermuda for the purposes of the Exchange Control Act, 1972."

     Section VII.2 Notice of Proposed Transfers. (a) The holder of any securities constituting Common Stock bearing a restrictive legend set forth in
Section 7.1 above ("Restricted Common Stock"), by acceptance thereof, agrees that, unless a registration statement is in effect under the Securities Act and under applicable securities laws with respect to such Restricted Common Stock, prior to any transfer or attempted transfer of such Restricted Common Stock, such holder will give the Company (i) unless the transferee is an Affiliate (as defined in the Shareholders Agreement) written notice describing the proposed transfer of any Restricted Common Stock in reasonable detail, (ii) unless the transferee is an Affiliate (as defined in the Shareholders Agreement) such other information about the proposed transfer of such Restricted Common Stock or the proposed transferee of such Restricted Common Stock as the Company may reasonably request and (iii) an opinion of counsel (both counsel and opinion reasonably satisfactory to the Company) to the effect that the proposed transfer of such Restricted Common Stock may be effected without registration of such Restricted Common Stock under the Securities Act and under other applicable securities laws. Approval of the Bermuda Monetary Authority is not required, for any sale, assignment, transfer, pledge or other disposition of the securities represented by this certificate provided that any such sale, assignment, transfer, pledge or other disposition is between persons who are designated as non-residents of Bermuda for the purposes of the Exchange Control Act, 1972. The Company hereby acknowledges that no prior approval of the Bermuda Monetary Authority is necessary for any transfer of Restricted Common Stock between persons who are designated as non-residents of Bermuda for purposes of the Exchange Control Act, 1972.

     (b) If the holder of the Restricted Common Stock delivers to the Company an opinion of counsel that subsequent transfers of such Restricted Common Stock will not require registration or qualification under the Securities Act or under other applicable securities laws, the Company will or will cause the transfer agent for such Restricted Common Stock promptly after such contemplated transfer to deliver new certificates for such Restricted Common Stock that do not bear that section of the restrictive legend set forth in Section 7.1 above imposed by the Securities Act and under other applicable securities laws of any other jurisdictions. If the foregoing conditions entitling the holder to effect a proposed transfer of such Restricted Common Stock without registration under the Securities Act and under other applicable securities laws and the conditions relating to the transfer of Common Stock in the Shareholders Agreement have not been satisfied, the holder shall not transfer the Restricted Common Stock, and the Company will cause the transfer agent not to transfer such Restricted Common Stock on its books or issue any certificates representing such Restricted
Common Stock. Any purported transfer of Restricted Common Stock not in accordance with applicable securities laws shall be void.

     (c) The restrictions imposed by this Agreement and the Shareholders Agreement with respect to the Securities Act and under other applicable securities laws of any other jurisdictions upon the transferability of any particular shares of Restricted Common Stock shall cease and terminate when such shares of Restricted Common Stock have been sold pursuant to an effective registration statement under the Securities Act and under other applicable securities laws or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Common Stock as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new certificate representing Common Stock that does not bear the restrictive legend set forth above imposed by the Securities Act and under other applicable securities laws of any other jurisdictions but shall retain the restrictive legend set forth above imposed by the requirements of the Bye-laws and the Shareholders Agreement.

     (d) As used in this Agreement, the term "transfer" encompasses any sale, transfer, pledge or other disposition of any Common Stock referred to herein.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section VIII.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement and in any document delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder and the provisions of
Article V and Article VI of this Agreement shall survive the Closing. The parties have made no representations or warranties other than those that are expressly set forth in this Agreement, any document delivered in connection herewith (including the certificate referred to in Section 3.3 hereof) and the Other Closing Documents.

     Section VIII.2 Entire Agreement. This Agreement (including the Schedules, Exhibits and Annexes hereto), together with the Other Closing Documents to which the parties hereto are parties, constitutes the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     Section VIII.3 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

     Section VIII.4 Binding Effect; Benefit. Except to the extent provided in
Section 8.13 with respect to holders of Senior Claims (as defined below), this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section VIII.5 Successors and Assigns. All covenants, agreements, representations and warranties made herein by the Purchasers shall bind and inure to the benefit of the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall bind and inure to the benefit of the successors and assigns of the Purchasers.

All provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Common Stock issued pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by any Purchaser, or any of such Purchaser's or Purchasers' successors and assigns.

     Section VIII.6 Amendment; Waiver. Except as provided in the last paragraph of Article III, no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the parties hereto; provided however that the provisions of Sections 5.13, 5.14, 5.15, 5.16 and 5.17 may be amended, waived or otherwise modified by an instrument in writing executed by the holders of the ninety percent (90%) of the issued and outstanding shares of Common Stock.

     Section VIII.7 Headings. The Articles and Section headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section VIII.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     Section VIII.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York without giving effect to the principles of conflicts of laws thereof.

     Section VIII.10 Notices and Payment. (a) All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier or mailed, registered mail, return receipt requested, or transmitted by telegram, telex or facsimile (i) if to the Purchasers, at the address set forth next to such Purchasers' names on the signatures pages hereof and (ii) if to the Company, Clarendon House, Church Street, Hamilton HM 11, Bermuda, Attention: The Company Secretary, or such other address as the Company may have furnished to the Purchasers in writing. A notice hereunder shall be deemed to have been given on the day such notice is sent or transmitted; provided, however, that if such notice is sent by next-day courier it shall be deemed to have been given the day following sending and, if by registered mail, five days following sending.

     (b) Unless otherwise provided in this Agreement, payments hereunder shall be made by wire transfer of immediately available funds.

     Section VIII.11 Full Payment. (a) All payments in respect of the Common Stock (including, without limitation, dividend, redemption and liquidation payments, and payments under Section 8.11(b), but excluding dividends permitted to be made in kind), shall be made in immediately available U.S. dollar funds. Each reference in this Agreement and the Other Closing Documents to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement and the Other Closing Documents will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

     (b) The Company will make all dividend, redemption, and liquidation payments to the holders of Common Stock in respect of this Agreement and the Bye-laws free and clear of and without deductions or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction from or through which such payment is made to the holders of Common Stock (all such taxes, duties, assessments, fees or other governmental charges being referred to herein as "Taxes"), unless such withholding or deduction is required by law. In that event, the Company will pay to the holders of Common Stock such additional amounts as may be necessary in order that every net dividend and redemption payment made by the Company after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable in respect of this Agreement and the Bye-laws.

     Section VIII.12 Indemnification. (a) The Company shall defend, hold harmless and indemnify the Purchasers, the Founders and their respective Affiliates from and against all damages, losses, costs and expenses (including reasonable legal expenses) to which any of such persons becomes subject as a result of any inaccuracy in any representation or warranty of the Company contained in this Agreement or any document delivered in connection herewith (including the certificate referred to in Section 3.3) or the breach of any covenant or agreement of the Company contained in this Agreement or the Company's Bye-laws; provided, however, that the Purchasers, the Founders and their respective Affiliates shall not be entitled to damages, losses, costs and expenses with respect to any inaccuracy in any representation or warranty or breach of any other term or condition of this Agreement prior the time period when the Investors listed in the Series A Subscription Agreement and the Investors listed in the Unit Investor Subscription Agreement have received in full payments for all damages, losses, costs and expenses (including reasonable legal expenses) pursuant to claims for indemnity under their agreements. Not withstanding the foregoing, neither the Purchasers, the Founders nor their respective Affiliates shall be entitled to indemnification under this
Section 8.12 or otherwise if any of it or they, respectively, has, had or should have had actual, implied or constructive knowledge of any inaccuracy in any representation or warranty of the Company contained in this Agreement or any other document or of the breach of any covenant or agreement of the Company contained in this Agreement, the Company's Bye-laws or any other document.

     (b) In the event a party entitled to indemnification under this Agreement (an "Indemnified Party") becomes aware of a claim, liability, expense or other event with respect to which such party is entitled to indemnification (an "Indemnification Event"), such Indemnified Party shall promptly give notice of such Indemnification Event to the Company. The failure by any Indemnified Party to give such notice to the Company within a reasonable period of time shall relieve the Company of its obligations under this Section 8.12, if and to the extent that it has been prejudiced by a lack of timely and adequate notice. The Company shall have the right to defend, contest, settle or otherwise resolve any Indemnification Event involving a third-party claim (a "Third-Party Indemnification Event") as long as the Indemnification Event may not possibly give rise to a non-monetary liability, including, without limitation, injunctions and criminal liability; provided, however, that the Company shall not settle or compromise any Third-Party Indemnification Event without the Indemnified Party's prior written consent thereto, unless the terms of such settlement or compromise provide for an unconditional release of the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Company shall bear the reasonable costs, fees and expenses of such separate counsel if
(i) the use of counsel chosen by the Company to represent such Indemnified Party would present such counsel with any actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any Third-Party Indemnification Event include both such Indemnified Party and the Company or any Affiliate thereof and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company or any Affiliate thereof which is an actual or potential defendant in, or target of, such Third-Party Indemnification Event, (iii) the Indemnification Event may give rise to a non-monetary liability including without limitation injunctions and criminal liability, or (iv) the Company has authorized such Indemnified Party to employ separate counsel. The Indemnified Parties and the Company shall cooperate fully in defending any Third-Party Indemnification Event, and the Company shall have reasonable access to the books and records and personnel of the Indemnified Parties that are relevant hereto.

     (c) The indemnification provisions of this Article VIII shall be in addition to any rights each Indemnified Party may otherwise have.

     Section VIII.13 Subordination. Notwithstanding anything herein to the contrary,

     (a)(i) the Senior Claims (as defined below) shall be paid first before the Purchasers, the Founders and their respective affiliates shall be entitled to any payments pursuant to, or recoveries of any damages, losses, costs or expenses in respect of any claims (for fraud, misrepresentation, breach of contract, indemnification, contribution or otherwise) relating to or arising under, this Agreement or the transactions contemplated hereby (whether in the form of cash, property or securities) (the "Subordinated Claims") and (ii) any amount (in the form of cash, property or securities (other than those shares of Common Stock being issued hereunder on the Closing Date)) that otherwise would be payable in respect of the Subordinated Claims shall be deposited by the Company into a segregated trust account for application (in the case of cash) to, or as collateral (in the cash of non-cash property or securities) for, payments in respect of Senior Claims unless and until all outstanding Senior Claims have been paid in full in accordance with their terms and there are no threatened or pending Senior Claims;

     (b) so long as there are any outstanding, threatened or pending Senior Claims, the Purchasers and the Founders shall not, and shall cause their respective affiliates not to, take, sue for, ask or demand from the Company any payments or recoveries in respect of any Subordinated Claims, or join with any creditor in commencing, directly or indirectly cause the Company to commence, or assist the Company in commencing any proceeding related to bankruptcy, insolvency or reorganization of the Company;

     (c) in addition to the other restrictions in this Section on payments and recoveries in respect of Subordinated Claims, the Purchasers, the Founders and their respective affiliates shall not be entitled to any payments or recoveries in respect of Subordinated Claims if at any time on or before the Closing Date any of such persons had or, assuming the conduct due inquiry and a reasonable person standard, should have had actual or implied knowledge of (i) the inaccuracy of any representation or warranty made by the Company under any of the Unaffiliated Investor Agreements (as defined below) or (ii) a cause of or the reasonable likelihood of the Company's failure to perform any of its obligations under any of the Unaffiliated Investor Agreements or the Company's Bye-laws;

     (d) no rights with respect to a Subordinated Claim may be transferred unless the transferee acknowledges in writing that such Subordinated Claim is subject to this Section;

     (e) this Section shall be for the exclusive benefit of the parties (other than the Company) to the Unaffiliated Investor Agreements, the third party beneficiaries of such Agreements, and their respective successors and assigns under such Agreements;

     (f) the rights, of the beneficiaries of this Section shall, to the fullest extent permitted by law, remain in full force and effect irrespective of (i) any lack of validity or unenforceability of any Senior Claim, (ii) any change in the terms related to the Senior Claims or the Subordinated Claims, or (iii) any change or restructuring with respect to the Company or any holder of Subordinated Claims or Senior Claims;

     (g) this Section shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claims is rescinded or must otherwise be returned upon any event of insolvency, bankruptcy or reorganization;

     (h) no failure on the part of the beneficiaries of this Section to exercise and no delay in exercising, any right hereunder or in respect of the Senior Claims shall constitute a waiver thereof;

     (i) the Company shall not make any payment or take any action in contravention of this Section;

     (j) the Company, the Purchasers, and the Founders shall, and shall cause their respective affiliates to, take at their own expense from time to time such actions as may be necessary to protect the rights granted or purported to be granted by this Section and to enable beneficiaries of this Section to enforce their rights and remedies;

     (k) no provision in this Section may be amended or waived without the written consent of the beneficiaries of this Section;

     (l) the beneficiaries of this Section shall be entitled to specific performance and all other equitable remedies, as well as any other remedies available at common law or otherwise, in respect of this Section.

     As used in this Section, "Senior Claims" means any payments pursuant to, or recoveries of damages, losses, costs, or expenses in respect of any claims (for fraud, misrepresentation, breach of contract, indemnification, contribution or otherwise) relating to or arising under, any of the Unaffiliated Investor Agreements or the transactions contemplated thereby (wither in the form of cash, property or securities); and "Unaffiliated Investor Agreements" means the Series A Preferred Stock Subscription Agreement, dated as of or prior to the Closing Date, among the Company and investors named therein, the Common Stock Warrant Acquisition Agreement, dated as of or prior to the Closing Date, among the Company and investors named therein, the Shareholders Agreement, dated as or prior to the Closing Date, among the Company and the investors named therein, and the Investment Units Subscription Agreement, dated as or prior to the Closing Date, among the Company and the investors named therein.

     Section VIII.14 Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal courts sitting in The City of New York and any court sitting in Bermuda, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any of the Other Closing Documents or the transactions contemplated hereby or thereby (a "Related Proceeding"), and the Company hereby irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court or any court sitting in Bermuda. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile. A final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

     The Company hereby irrevocably appoints the CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, United States of America, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process that may be served in any Related Proceeding in such New York State or federal court sitting in The City of New York. Service may be made by U.S. registered mail or other comparable means or by delivering by hand a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent (such service to be effective upon the mailing or delivery by hand of such process to the office of the Process Agent), and the Company hereby irrevocably authorizes and directs the Process Agent to accept on its behalf such service. Failure of the Process Agent to give notice to the Company, or failure of the Company to receive notice of such service of process, shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any Related Proceeding in a New York State or federal court sitting in The City of New York by sending by U.S. registered mail or other comparable means copies of such process to the Company at its address under Section 15.10 (such service to be effective seven days after mailing thereof). The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent in full force and effect, and to cause the Process Agent to continue to act as such. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any suit, action or proceeding against any other party or its property in the courts of other jurisdictions.

     To the extent that the Company has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment in aid of execution or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Closing Documents.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                               COMPANY:

                                               CGA GROUP, LTD.

                                               By:
                                                  --------------------------
                                                  Name:  Richard A. Price
                                                  Title: President & CEO


                                               PURCHASER:

                                               CGA FUNDING, L.P.

                                               By: SHIDLER/CGA CORP.
                                                   -------------------------
                                                   Its General Partner

                                               By: /s/ JAY H. SHIDLER
                                                   -------------------------
                                                   Its President

                                               PURCHASER:

                                               SHIDLER EQUITIES L.P.

                                               By: Shidler Equities Corp.
                                                   Its General Partner

                                               By: /s/ JAY H. SHIDLER
                                                   -------------------------
                                                   Its President

                                               PURCHASER:

                                               /s/ PAUL T. LAMBERT
                                                   -------------------------
                                                   Paul T. Lambert

                                               PURCHASER:

                                               REYNOLDS PARTNERS

                                               By: /s/ JAMES C. REYNOLDS
                                                   -------------------------
                                                   James C. Reynolds
                                                   Its General Partner

                                              PURCHASER:

                                              LBCW LIMITED PARTNERSHIP

                                              By: /s/ CLAY W. HAMBLIN
                                                  -------------------------
                                                  Clay W. Hamblin
                                                  Its General Partner

                                              PURCHASER:

                                              /s/ ROBERT W. HOLMAN, JR.
                                                  -------------------------
                                                  Robert W. Holman, Jr.

                                              PURCHASER:

                                              MICHAEL T. TOMASZ REVOCABLE
                                              TRUST UAD 2/5/90

                                              By: /s/ MICHAEL T. TOMASZ
                                                  -------------------------
                                                  Michael T. Tomasz
                                                  Trustee

                                             PURCHASER:

                                             /s/ SAMUEL TANG
                                             -----------------------------
                                             Samuel Tang

                                             PURCHASER:

                                             /s/ MARK S. WHITING
                                             ------------------------------
                                             Mark S. Whiting

                                             PURCHASER:

                                             /s/ DUANE H. LUND
                                             ------------------------------
                                             Duane H. Lund

                                             PURCHASER:

                                             /s/ STEPHEN J. MERINGOFF
                                             ------------------------------
                                             Stephen J. Meringoff

                                             PURCHASER:

                                             MATTISON FAMILY TRUST

                                             By: /s/ J. STANLEY MATTISON
                                                 --------------------------
                                                 J. Stanley Mattison
                                                 Trustee

                                             PURCHASER:

                                             /s/ LAWRENCE J. TAFF
                                             ------------------------------
                                             Lawrence J. Taff

                                             PURCHASER:

                                             MARILYN E. TOMASZ REVOCABLE
                                             TRUST UAD 2/5/90

                                             By: /s/ MARILYN E. TOMASZ
                                                 --------------------------
                                                 Marilyn E. Tomasz
                                                 Trustee

                                             PURCHASER:

                                             /s/ MICHAEL W. BRENNAN
                                             ------------------------------
                                             Michael W. Brennan

                                             PURCHASER:

                                             RADNOR CAPITAL CORPORATION
                                             PENSION TRUST

                                             By: /s/ MARC BRUTTEN
                                                 --------------------------
                                                 Marc Brutten
                                                 Trustee

                                             PURCHASER:

                                             /s/ JOHANNSON YAP
                                             ------------------------------
                                             Johannson Yap

                                             PURCHASER:

                                             /s/ KIMBERLY F. AQUINO
                                             ------------------------------
                                                 Kimberly F. Aquino

                                            PURCHASER:

                                            /s/ GARY H. HEIGL
                                            -------------------------------
                                            Gary H. Heigl

                                            PURCHASER:

                                            /s/ STEPHEN B. ORESMAN
                                            -------------------------------
                                            Stephen B. Oresman

                                            PURCHASER:

                                            /s/ SUSAN G. BURRUS
                                            -------------------------------
                                            Susan G. Burrus

                                            PURCHASER:

                                            /s/ MICHAEL J. HAVALA
                                            -------------------------------
                                            Michael J. Havala

                                            PURCHASER:

                                            /s/ JAMES R. REINHART
                                            -------------------------------
                                            James R. Reinhart

                                            PURCHASER:

                                            /s/ GEOFFREY KAUFFMAN
                                            -------------------------------
                                            Geoffrey Kauffman